Exhibit 1.7

GLOBAL MEDIUM TERM NOTES, SERIES A
AND OTHER SECURITIES OF BARCLAYS BANK PLC

Amendment to Agency Agreement

April 1, 2011

Ladies and Gentlemen:

1.             General.  You, the undersigned, JPMorgan Chase Bank, National Association (“you” or the “Agent”), and Barclays Bank PLC, a public limited company organized under the laws of England and Wales (“we”, “us” or the “Issuer”), have previously entered into that certain Agency Agreement dated November 20, 2006  (the “Agency Agreement”).

2.             Amendment.  Upon the execution of this Amendment to Agency Agreement by both parties, Section 17 of the Agency Agreement shall be and hereby is amended in its entirety to read as follows:

“17.  ERISA. You agree that, in connection with any offering of Securities, you will only sell Securities to an account, pension, profit-sharing or other employee benefit plan (a “plan”) subject to ERISA or Section 4975 of the Internal Revenue Code (the “Code”) if such sale will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or unless an exemption is available with respect to such sale and all of the conditions of such exemption have been satisfied.  Additionally you agree to take all actions necessary, including obtaining representations from such plan (excluding any individual retirement accounts), to confirm that any such sale of Securities will not constitute or otherwise result in a non-exempt prohibited transaction.”

As used in the Agency Agreement, as amended by this Amendment to Agency Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereof”, “hereto” and other words of similar import shall mean the Agency Agreement as amended hereby.

3.             Counterparts.  This Amendment to Agency Agreement may be executed and delivered in counterparts, each of which shall be deemed an original.

4.             Governing Law.  This Amendment to Agency Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

BARCLAYS BANK PLC

		By:	/s/ Sean Gordon
Name: Sean Gordon
Title: Managing Director

Agreed: April 1, 2011

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
ACTING THROUGH ITS “PRIVATE BANK”
AND “PRIVATE CLIENT SERVICES”

By:	/s/ Solita Kalaora
Name: Solita Kalaora
Title: Executive Director